Exhibit 10.52

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TRATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS ***.

SEVENTH AMENDMENT AND CONSENT TO LOAN AGREEMENT

DATED as of February 11, 2026

AMONG: DIRTT ENVIRONMENTAL SOLUTIONS LTD., and DIRTT ENVIRONMENTAL SOLUTIONS, INC., as Borrowers

AND: ROYAL BANK OF CANADA, as Lender

PREAMBLE

WHEREAS the Borrowers and the Lender entered into that certain Loan Agreement dated as of February 12, 2021 (as amended pursuant to a First Amendment and Consent dated November 15, 2021, the Second Amendment to Loan Agreement dated February 9, 2023, the Third Amendment and Consent to Loan Agreement dated February 9, 2024, the Fourth Amendment to Loan Agreement dated February 12, 2025, the Fifth Amendment to Loan Agreement dated February 20, 2025, the Sixth Amendment to Loan Agreement dated November 4, 2025 and as may be further amended, restated, supplemented, revised, replaced or otherwise modified from time to time, the “Existing Loan Agreement”);

AND WHEREAS the Borrowers intend to enter into the BDC Loan Agreement and use the proceeds of the BDC Loan to refinance the outstanding Convertible Debentures issued pursuant to a first supplemental indenture dated as of January 25, 2021 (the “2021 Debentures”);

AND WHEREAS the Borrowers have requested that the Lender consent to the repayment of the 2021 Debentures by the Canadian Borrower, with the amount of such repayment being $17,065,004.27 (the “Debenture Repayment”);

AND WHEREAS the Borrowers and the Lender have agreed to amend certain provisions of the Loan Agreement, but only to the extent and subject to the limitations set forth in this Seventh Amendment and Consent to Loan Agreement (this “Amendment” and, together with the Existing Loan Agreement, the “Loan Agreement”) and without prejudice to the Lender’s other rights;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE I –
INTERPRETATION
1.1
All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
ARTICLE II –
CONSENT
2.1
In reliance upon the representations and warranties of each Borrower set forth in Article V below and subject to the satisfaction of the conditions precedent set forth in Article IV below, and notwithstanding Section 5.2(h) of the Loan Agreement, the Lender hereby consents to the Debenture Repayment.

ARTICLE III –
AMENDMENTS TO THE Loan AGREEMENT
3.1
Section 5.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following (the underlined portions of which show the changes made to such clause):

(b) such Credit Party shall not cancel any debt owing to it (other than the write off of accounts receivable (excluding Eligible Accounts) in the normal course) or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations; (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule (5.2(b)); (iii) Indebtedness pursuant to the RBC Leasing Facility, as amended, modified or supplemented from time to time; (iv) deferred taxes; (v) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party; (vi) Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement; (vii) Capital Lease Obligations and Indebtedness in respect of Purchase Money Indebtedness not to exceed $5,000,000; (viii) Indebtedness in respect of corporate credit cards in an amount not to exceed $1,000,000; (ix) Indebtedness between the Credit Parties; (x) Indebtedness pursuant to the Convertible Debentures; (xi) Indebtedness pursuant to the Surety Bond Facility, (xii) Indebtedness pursuant to the BDC Loan and (xiii) additional Indebtedness incurred after the Closing Date in an aggregate outstanding amount for all such Credit Parties combined not exceeding the Minimum Actionable Amount;

3.2
Section 7.1(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following (the underlined portions of which show the changes made to such clause):

(c) event of default occurs in respect of the RBC Lease Facility, the Convertible Debentures or the BDC Loan;

3.3
Schedule A of the Loan Agreement (Definitions) is hereby amended by adding the following definitions in appropriate alphabetical order:

“BDC” shall mean Business Development Bank of Canada.

“BDC Loan” shall mean a loan provided by BDC to the Canadian Borrower pursuant to the terms and conditions of the BDC Loan Agreement, in an aggregate principal amount not to exceed $15,000,000, solely for the purpose of refinancing the Convertible Debentures issued pursuant to a first supplemental indenture dated as of January 25, 2021.

“BDC Loan Agreement” shall mean that certain letter of offer dated December 4, 2025 issued to the Canadian Borrower by BDC and accepted by the Borrowers on December 11, 2025.

“BDC Priority Agreement” shall mean that certain priority agreement dated as of February 11, 2026 between BDC, the Lender and the Canadian Borrower in respect of the BDC Loan.

3.4
The definition of “Permitted Encumbrances” in Schedule A of the Loan Agreement (Definitions) is hereby amended by deleting the “and” at the end of clause (r) and by deleting clause (s) in its entirety and replacing it with the following:

(s) Liens in favour of BDC to secure the BDC Loan, so long as they are subject to the BDC Priority Agreement or a subordination, priority or other intercreditor agreement in form and substance satisfactory to the Lender; and

(t) such other Liens as are agreed to in writing by the Lender.

3.5
The definition of “Restricted Payments” in Schedule A of the Loan Agreement (Definitions) is hereby amended by deleting clause (c) in its entirety and replacing it with the following (the underlined portions of which show the changes made to such clause):

(c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s or any other Credit Party’s Shares or Indebtedness (excluding the RBC Leasing Facility and, so long as no Event of Default has occurred and is continuing, regularly scheduled payments of interest on Convertible Debentures) or any other payment, voluntary prepayment or distribution made in respect thereof, either directly or indirectly other than: (i) that arising under this Agreement, (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination, priority or intercreditor agreement made in favour of Lender) described in Disclosure Schedule (5.2(b)) or otherwise permitted under Section 5.2(b)(vii), (viii), (ix) and (xi), or (iii) regularly scheduled payments on the BDC Loan, provided that, during an event of default or Standstill (as defined in the BDC Priority Agreement), such payments shall be restricted in accordance with the BDC Priority Agreement; or

3.6
Schedule F of the Loan Agreement (Schedule of Documents) is hereby amended by deleting paragraph 4 under “Collateral Documents” in its entirety and replacing it with the following:

4. [Intentionally Deleted].

3.7
As of the Effective Date, Schedules 3.2, 3.6, 3.7, 3.12 and 3.13 are hereby amended and restated in their entirety in the form attached hereto.
ARTICLE IV –
CONDITIONS TO EFFECTIVENESS
4.1
This Amendment shall become effective upon the Borrowers delivering to the Lender each of the following (such date being referred to herein as the “Effective Date”):
(a)
an executed copy of this Amendment by PDF copy transmitted via e-mail or telecopier;
(b)
an executed copy of the BDC Loan Agreement and all other agreements, documents, instruments, certificates, and notices executed and/or delivered in connection with the BDC Loan; and
(c)
an executed copy of a subordination, priority or other intercreditor agreement in respect of the BDC Loan, in form and substance satisfactory to the Lender.
ARTICLE V –
representations and warranties
5.1
Each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:
(a)
Authorization, Validity, and Enforceability of this Amendment. Each Borrower has the corporate power and authority to execute and deliver this Amendment. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize the execution and delivery of this Amendment. This Amendment has been duly executed and delivered by the Borrowers and this Amendment constitutes the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Each Credit Party’s execution and delivery of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of the Borrowers by reason of the terms of (a) any contract, mortgage, hypothec, lien, lease, agreement, indenture, or instrument to which any of the Borrowers is a party or which is binding on any of them, (b) any requirement of law applicable to the Borrowers, or (c) the certificate or articles of incorporation or amalgamation or bylaws of the Borrowers.
(b)
Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Borrowers or any Subsidiaries of this Amendment except for such as have been obtained or made and filings required in order to perfect and render enforceable the Lender's security interests.
(c)
Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in the Loan Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
(d)
Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default.
(e)
Security. All security delivered to or for the benefit of the Lender pursuant to the Loan Agreement and the other Loan Documents remains in full force and effect and secures all Obligations of the Borrowers under the Loan Agreement and the other Loan Documents to which they are a party.
ARTICLE VI –
miscellaneous
6.1
Each Borrower (i) reaffirms its Obligations under the Loan Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Loan Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.
6.2
The execution, delivery and performance of this Amendment shall not, except as expressly provided for herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other document.
6.3
Each Borrower acknowledges and agrees that it has read and is fully informed and satisfied with all the terms and conditions of this Amendment and has had the opportunity to obtain independent legal advice in connection therewith.
6.4
This Amendment shall be governed by, and construed in accordance with, the internal laws of the Province of Alberta and the federal laws of Canada applicable therein without regard to the principles of conflict of laws.

6.5
This Amendment and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment and such other Loan Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment or any other Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transaction Acts (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Lender may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

[The next pages are the signature pages]

DATED as of the date first stated above.

Lender:	ROYAL BANK OF CANADA, by its attorneys,
	Per:	/s/ Dan Mascioli
Name: Dan Mascioli
Title: Sr. Director, Corporate Client Group – Asset Based Lending

Per:
Name:
Title:

Signature Page to Seventh Amendment

Borrower:	DIRTT ENVIRONMENTAL SOLUTIONS LTD.
	Per:	/s/ Fareeha Khan
Name: Fareeha Khan
Title: Chief Financial Officer

Borrower:	DIRTT ENVIRONMENTAL SOLUTIONS, INC.
	Per:	/s/ Fareeha Khan
Name: Fareeha Khan
Title: Chief Financial Officer

Signature Page to Seventh Amendment

DISCLOSURE SCHEDULE (3.2)

CORPORATE NAMES

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DISCLOSURE SCHEDULE (3.6)

REAL ESTATE; PROPERTY

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DISCLOSURE SCHEDULE (3.7)

SHARES; AFFILIATES

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DISCLOSURE SCHEDULE (3.12)

LITIGATION

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DISCLOSURE SCHEDULE (3.13)

INTELLECTUAL PROPERTY

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